Bylaws  of


21st  Century
Telesis  (II)  Inc.  Contents
ARTICLE  I.  CORPORATE  OFFICES     3
ARTICLE  II.  DIRECTORS     3
   NUMBER  OF  DIRECTORS     3
   ELECTION  AND  TERM  OF  OFFICE     3
   REMOVAL  OF  DIRECTORS     3
   FILLING  VACANCIES     3
   CALL  OF  MEETINGS     3
   PLACE  OF  MEETINGS     3
   TIME  OF  REGULAR  MEETINGS     4
   NOTICE  AND  WAWER     4
   QUORUM     4
   TRANSACTIONS  OF  THE  BOARD     4
   ADJOURNMENT     4
   CONDUCT  OF  MEETINGS     4
   COMPENSATION     5
ARTICLE  III.  SHAREHOLDERS'  MEETINGS     5
   PLACE  OF  MEETINGS     5
   NOTICE  OF  MEETING     5
   QUORUM     5
   ELECTION  BY  BALLOT     6
   VOTING     6
Article  IV  Officers     6
   TITLES,  APPOINTMENT,  TERMS  AND  COMPENSATION     6
   CHAIRMAN  OF  THE  BOARD     6
   PRESIDENT     6
   VICE  PRESIDENT     7
   SECRETARY     7
   CHIEF  FINANCIAL  OFFICER     7
ARTICLE  V  EXCUTION  OF  INSTRUMENTS     7
ARTICLE  VI.  ISSUANCE  AND  TRANSFER  OF  SHARES     7
   SHAREHOLDER'S  RIGHT  TO  CERTIFICATE     7
   SHARE  CERTIFICATES     7
   EXCHANGE  OF  CERTIFICATES     8
   REPLACEMENT  OF  CERTIFICATES     8
   TRANSFER  OF  SHARES     8
   DUTY  OF  THE  CORPORATION  TO  REGISTER  TRANSFER     8
   LIABILITY  FOR  PARTLY  PAID  SHARES     8
ARTICLE  VII.  CORPORATE  RECORDS  AND  REPORTS     8
   KEEPING  RECORDS     8
   INSPECTION  BY  SHAREHOLDERS  AND  DIRECTORS     9
   WAIVER  OF  ANNUAL  REPORT     9
   FISCAL  YEAR     9
CERTIFICATE  OF  SECRETARY     9

ARTICLE  I.  CORPORATE  OFFICES
Sec.1.01. The corporation shall have its principal executive office at such place as the Board of Directors may from time to time designate.
ARTICLE  II.  DIRECTORS
Sec.2.01. The business and affairs of the corporation shall be managed and all corporate powers shall be exercised by or under the direction of the Board of Directors. The Board may delegate the management of the day-to-day operation of the business of the corporation to a management company or other person, provided that the business and affairs of the corporation shall be managed and all corporate powers shall be exercised under the ultimate direction of the Board.
NUMBER  OF  DIRECTORS
Sec.2.02. The number of directors of this corporation shall be not fewer than 3 and not more than 17.
ELECTION  AND  TERM  OF  OFFICE
Sec.2.03. Directors shall be elected at each annual meeting of shareholders to hold office until the next annual meeting. Each director, including a director elected to fill a vacancy, shall hold office until the expiration of the term for which elected and until a successor has been elected and qualified. REMOVAL OF DIRECTORS
Sec.2.04. Any individual director or the entire Board of Directors may be removed from office in the manner provided by law.
FILLING  VACANCIES
Sec.2.05. Whenever any vacancy shall occur in the Board of Directors, by reason of death, resignation, or increase in the number of directors or otherwise, it may be filled by a majority of the remaining directors, though less than a quorum, for the balance of the term except that, in the case of an increase in the number of directors, such vacancy may be filled only until the next annual meeting of stockholders, at which time the vacancy will be filled by vote of the stockholders.
CALL  OF  MEETINGS
Sec.2.06. Meetings of the Board may be called by the Chairman of the Board, if any, or the President, or any Vice President, or the Secretary, or any two directors of the corporation.
PLACE  OF  MEETINGS
Sec.2.07. Regular meetings of the Board of Directors shall be held at the principal executive office of the corporation. Special meetings of the Board shall be held at the location specified in the notice of the meeting or, in the absence of such specification, at the principal executive office of the corporation. The Board is authorized to designate, from time to time, by duly adopted resolution, a place or places other than those specified above as the place for regular or special meetings of the Board.
TIME  OF  REGULAR  MEETINGS
Sec.2.08. Regular meetings of the Board shall be held without call or notice, immediately following each annual meeting of shareholders of this corporation. NOTICE AND WAIVER
Sec.2.09. Notice of any special meeting of the Board shall be given to each director by first-class mail, postage prepaid, at least four days in advance of the meeting or delivered in person or by telephone or telegraph at least 48 hours in advance of the meeting.
Notice need not be given to any director who signs, before or after the meeting, either a waiver of notice, a consent to the holding of the meeting, or an approval of the minutes of the meeting, or who attends the meeting without protesting the lack of notice prior to or at the commencement of the meeting. All such waivers, consents, and approvals shall be filed with the corporate records or made a part of the minutes of the meeting to which they pertain. QUORUM
Sec.2.10. A majority of the number of directors then holding office constitutes a quorum of the Board for the transaction of business except as hereinafter provided.
TRANSACTIONS  OF  THE  BOARD
Sec.2.11. Except as otherwise provided in the Articles, in these Bylaws or by law, every act or decision done or made by a majority of the directors present at a duly held meeting at which a quorum is present is the act of the Board, provided, however, that any meeting at which a quorum was initially present may continue to transact business notwithstanding the withdrawal of directors if any action taken is approved by a least a majority of the required quorum for such meeting. Any action that may be taken at a meeting of the Board of Directors may be taken by the unanimous written consent of all members of the Board, and all such consents shall be filed with the permanent records of the corporation. ADJOURNMENT
Sec.2.12. A majority of the directors present at any meeting, whether or not a quorum is present, may adjourn the meeting to another time and place. If the meeting is adjourned for more than twenty-four hours, notice of the adjournment to another time or place must be given prior to the time of the adjourned meeting to the directors who were not present at the time of the adjournment.
CONDUCT  OF  MEETINGS
Sec.2.13 The Chairman of the Board, or if there is no such officer the President, or, in his absence, any director selected by the directors present, shall preside at meetings of the Board. The Secretary of the Corporation or, in the Secretary's absence, any person appointed by the presiding officer shall act as Secretary of the Board. Board members may participate in any such meeting through the use of conference telephone or similar communications equipment, so long as all members participating in such meeting can hear one another. Such participation constitutes personal presence at the meeting.
COMPENSATION
Sec.2.14. Directors shall receive such compensation for their services and reimbursement for their expenses as shall be determined from time to time by resolution of the Board.
ARTICLE  III.  SHAREHOLDERS'  MEETINGS
PLACE  OF  MEETINGS
Sec.3.01. Meetings of the shareholders shall be held at any place designated in the notice of the meeting or by resolution of the Board of Directors. In the absence of any such designation or resolution, shareholders' meetings shall be held at the principal executive office of the corporation.
Sec.3.02. The annual meeting of stockholders shall be held on such business day between January 2 and March 31 as the Board of Directors shall designate. Sec.3.03. Special meetings of the shareholders may be called at any time by the Board of Directors, the Chairman of the Board, if any there be, the President of the corporation, or the holders of shares entitled to cast not less than ten percent of the votes of the meeting.
NOTICE  OF  MEETING
Sec.3.04. Notice of annual and special meetings of the shareholders shall be given as provided by law.
Sec.3.05. The transactions of any meeting of shareholders, however called and noticed and wherever held, are as valid as though had at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy and if; either before or after the meeting, each of the persons entitled to vote not present or person or by proxy signs a written waiver of notice or a consent to the holding of the meeting or an approval of the minutes thereof. All such waivers, consents, and approvals must be filed with the corporate records or made a part of the minutes of the meeting. Attendance by a person at the meeting also constitutes a waiver of notice to that person if he or she fails to object at the beginning of the meeting to the transaction of business because the meeting was not lawfully called or convened, but such attendance does not constitute a waiver of the right to object to the consideration of matters required by law of these Bylaws to be included in the notice but not so included if the objection is expressly made at the meeting.
QUORUM
Sec.3.06 A majority of the shares entitled to vote, represented in person or by proxy, constitutes a quorum for the transaction of business. Business may be continued after withdrawal of enough shareholders to leave less than a quorum, provided any action taken (other than adjournment) is approved by at least a majority of the shares required to constitute a quorum. In the absence of a quorum, any meeting may be adjourned from time to time by a majority vote of the shares represented in person or by proxy. Any action that may be taken at a meeting of stockholders may be taken with the unanimous written consent of all the stockholders, and all such written consents shall be filed with the permanent records of the corporation.
ELECTION  BY  BALLOT
Sec.3.07. Elections for directors need not be by ballot unless a shareholder demands election by ballot at the meeting and before the voting begins. VOTING
Sec.3.08. Except as otherwise provided in the Articles or Incorporation or by agreement or by the General Corporation Law, shareholders at the close of business on the record date are entitled to notice and to vote, notwithstanding the transfer of any shares on the books of the corporation after the record date.
ARTICLE  IV  OFFICERS
TITLES,  APPOINTMENT,  TERMS  AND  COMPENSATION
Sec.4.01. The corporation shall have Chairman, a President, a Secretary and a Chief Financial Officer who may also be called Treasurer. The Board of Directors may from time to time designate and appoint any other officers that may be necessary to permit the efficient discharge of the business of the corporation and to enable the corporation to sign instruments and share certificates, including one or more Vice Presidents, one or more Assistant Secretaries, and one or more Assistant Treasurers. These other officers shall hold office for the period, have the authority, and perform the duties that the Board may, by resolution, from time to time determine. One person may hold any two or more offices, except that one person may not hold the offices of both President and Secretary or President and Vice President. In its discretion, the Board of Directors may leave unfilled, for any period it may fix, any offices except those of President, Secretary and Chief Financial Officer. All officers shall be chosen by, and, subject to any rights an officer may have under an employment contract with the corporation, hold office at the pleasure of the Board. The Board shall fix each officer's compensation.
CHAIRMAN  OF  THE  BOARD
Sec.4.02. The Chairman of the Board, if there is such an officer, shall, if present, preside at all meetings of the Board and perform any other powers and duties that may from time to time be assigned by the Board or prescribed by law or by these Bylaws.
PRESIDENT
Sec.4.03. Subject to any supervisory powers that may be given by the Board of Directors to the Chairman of the Board, if there is such an officer, the President shall be the chief executive officer of the corporation and shall perform all the duties commonly incident to that office. The President shall preside at all meetings of the shareholders and, if there is not Chairman of the Board, at all meetings of the Board.
VICE  PRESIDENT
Sec.4.04. The Vice President, or the Vice Presidents in the order of their seniority, may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant, and shall perform any other duties and have any other powers that the Board or the President shall from time to time designate.
SECRETARY
Sec.4.05. The Secretary shall ensure that all notices are duly given in accordance with the provisions of these Bylaws or as required by law; shall keep the minutes of all proceedings of shareholders and of the Board; and shall perform any other duties that are incident to the office of Secretary or that are assigned from time to time by the Board or by the President. CHIEF FINANCIAL OFFICER
Sec.4.06. The Chief Financial Officer shall receive and have custody of all funds and securities of the corporation; keep and maintain adequate and correct books and records of account and of the corporation's assets and liabilities; and shall perform any other duties that may be assigned from time to time by the Board or by the President.
ARTICLE  V  EXECUTION  OF  INSTRUMENTS
Sec.5.01. The Board of Directors may, in its discretion, determine the method and by resolution designate the signatory office or officers, or other person or persons, to execute any corporate instrument or document, or to sign the corporate name without limitation, except as otherwise provided by law, and that execution or signature 8hall be binding on the corporation.
ARTICLE  VI.  ISSUANCE  AND  TRANSFER  OF  SHARES
SHAREHOLDER'S  RIGHT  TO  CERTIFICATE
Sec.6.01. Every holder of shares in the corporation shall be entitled to a certificate certifying the number of shares and the class or series of shares owned by him or her. This right extends to fractional shares and partly paid shares if those shares are issued by the corporation.
SHARE  CERTIFICATES
Sec.6.02. The certificates shall be in the form provided by the Board of Directors and shall fully comply with the provisions of the California Corporations Code. The certificates shall be signed by the Chairman or Vice Chairman of the Board, if any, or the President or a Vice President, and by the Chief Financial Officer or an Assistant Treasurer or the Secretary or any Assistant Secretary of the corporation, and the seal of the corporation shall be affixed to the certificates.
EXCHANGE  OF  CERTIFICATES
Sec.6.03. If the Articles of Incorporation are amended in any way affecting the statements contained in the certificates for outstanding shares, or it becomes desirable for any reason, in the discretion of the Board of Directors, to cancel any outstanding certificate for shares and issue a new certificate therefor conforming to the rights of the holder, the Board may order any holders of outstanding certificates to surrender and exchange them for new certificates within a reasonable time to be fixed by the Board.
REPLACEMENT  OF  CERTIFICATES
Sec.6.04. No new certificate shall be issued until the former certificate for the shares represented has been surrendered and canceled. However, if the certificate is lost, stolen, or destroyed, the corporation must, if so requested by the shareholder, issue a new certificate, provided it has received no notice that the certificate has been acquired by a bona fide purchaser, but it may require the giving of a bond, undertaking or other adequate security sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft, or destruction of the certificate or the issuance of the new certificate.
TRANSFER  OF  SHARES
Sec.6.05. Shares of the corporation may be transferred by endorsement by the signature of the owner, the owner's authorized agent, attorney, or legal representative, and the delivery of the certificate; but a transfer is not valid, except as to the parties thereto, until it is so entered on the books of the corporation so as to show the names of the parties by whom and to whom transferred, the number of the certificate, and the number or designation of the shares and the date of the transfer, and until the old certificate is surrendered to the corporation and canceled.
DUTY  OF  THE  CORPORATION  TO  REGISTER  TRANSFER
Sec.6.06. The corporation is under a duty to register the transfer when the certificate, properly endorsed, is presented to it with a request to register transfer; reasonable assurance is given that the endorsements are genuine and effective; the corporation has no duty to inquire into adverse claims or it has discharged such duty; and any applicable law relating to the collection of taxes has been complied with.
LIABILITY  FOR  PARTLY  PAID  SHARES
Sec.6.07. The transferor and transferee of partly paid shares, if any are issued, shall be liable to the corporation for the unpaid balance of those shares as provided by law.
ARTICLE  VII.  CORPORATE  RECORDS  AND  REPORTS
KEEPING  RECORDS
Sec.7.01. The corporation shall keep adequate and correct books and records of account and shall keep minutes of the proceedings of its shareholders, Board of Directors, and Board committees, and shall keep at its principal executive office, or at the office of its transfer agent or registrar, a record of its shareholders, giving the names and addresses of all shareholders and the number of class of shares held by each. The minutes must be kept in written form. The other books and records shall be kept either in written form or in any other form capable of being converted into written form.
INSPECTION  BY  SHAREHOLDERS  AND  DIRECTORS
Sec.7.02. Any shareholder or holder of voting trust certificate shall have the right on written demand to inspect and copy the record of shareholders, the accounting books and records, and the minutes as provided by law. Each director shall have the absolute right at any reasonable time to inspect and copy all books, records, and documents of every kind and to inspect the physical properties of the corporation.
WAIVER  OF  ANNUAL  REPORT
Sec.7.03. So long as this corporation has less than one hundred holders of record of its shares, determined as provided in Corporations Code Sec.605, no annual report shall be sent to shareholders or be required.
FISCAL  YEAR
Sec.7.04. The fiscal year of the corporation shall end on September 30 of each year.
CERTIFICATE  OF  SECRETARY
I certify that I am the Secretary of 21st Century (II), Inc., and that the attached Bylaws are the bylaws of the corporation approved by the Board of Directors at a meeting held on January 23, 1995, and thereafter amended by stockholder action effective as of October 10, 1996.
//Philip  J.  Chasmar//
Secretary